UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On December 17, 2014, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an amendment of its Option 1 of its September 27, 2012 contract with the U.S. Department of Health and Human Service’s Biomedical Advanced Research and Development Authority (BARDA) for the evaluation and development of Company’s cell therapy for the treatment of thermal burns combined with radiation injury (the “BARDA Agreement”).

The Option 1 amendment includes a net increase of approximately $2 million from its original value of $12.1 million to support the Company’s activities including verification, testing and validation for delivery and processing of adipose-derived regenerative cells (ADRCs™), which enables the Company to continue to perform research, development, regulatory, clinical and other tasks required for initiation of a pilot clinical trial of the Celution System in thermal burn injury pursuant to Option 1 of the BARDA Agreement. The amended Option 1 also includes amendments to the Statement of Work. The total cost plus fixed fee for the performance of the amended Option 1 is up to approximately $14.1 million.  Upon Investigational Device Exemption (IDE) approval by the FDA, BARDA anticipates providing additional funding to cover costs associated with the completion of a clinical trial, currently estimated at $8.3 million, bringing the combined contract option value up to $22.4 million.

The foregoing is only a brief description of the material terms of the Option 1 amendment and does not purport to be a complete description of the rights and obligations of the parties there under. The foregoing description is qualified in its entirety by reference to Contract HHSO100201200008C Amendment No. 2 dated December 17, 2014, which will be filed as an exhibit to the Company’s Annual Report Form 10-K.

On December 19, 2014, the Company issued a press release announcing the Option 1 amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Cytori Therapeutics, Inc. Press Release, dated December 19, 2014

*           Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: December 19, 2014	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer